Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Equity Trust

We consent to the use of our report, incorporated herein by reference, dated May 25, 2007, for Legg Mason Partners Financial Services Fund, a series of Legg Mason Partners Equity Trust, as of March 31, 2007 and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

July 25, 2007